Exhibit 3.1
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VESTIS CORPORATION
Vestis Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:
1.    The name of this Corporation is Vestis Corporation. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 22, 2023. The name under which the Corporation was originally incorporated is Epic NewCo, Inc.
2.    This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of a majority of the holders of outstanding stock in accordance with Section 228 of the DGCL, and is to become effective as of [           ], Eastern Time, on [           ], 2023 (the “Effective Date”).
3.    This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:
ARTICLE I
NAME OF CORPORATION
The name of the Corporation is Vestis Corporation.
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV
STOCK
Section 1.    Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be three hundred fifty million (350,000,000) shares, consisting of (i) three hundred million (300,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Section 2.    Common Stock. Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote, including the election of directors, to the exclusion of all other stockholders. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.
Section 3.     Preferred Stock. Shares of Preferred Stock may be authorized and issued from time-to-time in one (1) or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(a)    the designation of the series, which may be by distinguishing number, letter or title;
(b)    the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c)    the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d)    the dates at which dividends, if any, shall be payable;
(e)    the redemption rights and price or prices, if any, for shares of the series;
(f)    the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;
(g)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)    whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i)    the restrictions on the issuance of shares of the same series or of any other class or series; and
(j)    the voting rights, if any, of the holders of shares of the series.
ARTICLE V
TERM
The term of existence of the Corporation shall be perpetual.
ARTICLE VI
BOARD OF DIRECTORS
Section 1.    Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).
Section 2.    Election of Directors. Subject to the rights of the holders of any series of Preferred Stock provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (the “Preferred Stock Directors”), the Board of Directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first (1st) term of office for the Class I directors shall expire at the first (1st) annual meeting of stockholders held following the Effective Date (the “First Annual Meeting”). The first (1st) term of office for the Class II directors shall expire at the second (2nd) annual meeting of stockholders held following the Effective Date (the “Second Annual Meeting”). The first (1st) term of office for the Class III directors shall expire at the third (3rd) annual meeting of stockholders held following the Effective Date (“Third Annual Meeting”). At the First Annual Meeting, the Class I directors shall be elected for a term of office to expire at the Third Annual Meeting. At the Second Annual Meeting, the Class II directors shall be elected for a term of office to expire at the Third Annual Meeting. Commencing at the Third Annual Meeting and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL, and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Prior to the Third Annual Meeting, in case of any increase or decrease, from time to time, in the number of directors (other than the Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal in number as reasonably possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the time at which the initial classification of the Board of Directors becomes effective. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may hereafter be amended, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.
Section 3.    Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the Third Annual Meeting, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
Section 4.    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class (a) until the Third Annual Meeting or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause and (b) from and including the Third Annual Meeting or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, with or without cause.
Section 5.    Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article VI, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.
Section 6.    No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
ARTICLE VII
STOCKHOLDER ACTION
Section 1.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 2.    Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders (a) until the second (2nd) anniversary of the Effective Date, may only be called by or at the direction of (1) the Chairman of the Board of Directors or (2) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, and (b) as of and from the second (2nd) anniversary of the Effective Date, may only be called by or at the direction of (1) the Chairman of the Board of Directors, (2) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (3) upon the written request of one or more stockholders that own, or who are acting on behalf of persons who own shares representing 15% or more of the voting power of the then outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.
ARTICLE VIII
DIRECTOR AND OFFICER LIABILITY
To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DCGL.
ARTICLE IX
AMENDMENTS TO BYLAWS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change or repeal the Bylaws.
ARTICLE X
FORUM AND VENUE
Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including any claim alleging aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (iv) any action or proceeding asserting a claim related to or involving the Corporation or any current or former director or officer or other employee of the Corporation that is governed by the internal affairs doctrine, or (v) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article X shall not in any way be affected or impaired thereby.
ARTICLE XI
AMENDMENTS
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this [           ] day of [           ], 2023.

VESTIS CORPORATION

By:	/s/
Name:
Title: